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                                                                     EXHIBIT 4.2

                            CENTERPOINT ENERGY, INC.

                                       To

                              JPMORGAN CHASE BANK,

                                     Trustee

                               ------------------

                          SUPPLEMENTAL INDENTURE NO. 4

                          Dated as of December 17, 2003

                                -----------------

                    2.875% Convertible Senior Notes due 2024

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                            CENTERPOINT ENERGY, INC.

                          SUPPLEMENTAL INDENTURE NO. 4

                    2.875% Convertible Senior Notes due 2024

         SUPPLEMENTAL INDENTURE No. 4, dated as of December 17, 2003, between CENTERPOINT ENERGY, INC., a Texas corporation (the "Company"), and JPMORGAN CHASE BANK, as Trustee (the "Trustee").

                                    RECITALS

         The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 19, 2003 (the "Original Indenture" and, as hereby supplemented and amended, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of one new series of Securities to be designated as the "2.875% Convertible Senior Notes due 2024 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture No. 4.

         Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

         Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                    ARTICLE I

                  Relation to Indenture; Additional Definitions

         Section 101 Relation to Indenture. This Supplemental Indenture No. 4 constitutes an integral part of the Original Indenture.

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         Section 102 Additional Definitions. For all purposes of this
Supplemental Indenture No. 4:

                  Capitalized terms used herein shall have the meaning specified herein or in the Original Indenture, as the case may be.

                  "Additional Amounts" has the meaning provided in Section 204(f) hereof.

                  "Affiliate" of, or a Person "affiliated" with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

                  "Applicable Stock Price" has the meaning provided in Section 802(a)(2).

                  "Beneficial Owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

                  "Bid Solicitation Agent" has the meaning provided in Section 212 hereof.

                  "Business Day" means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. If any Interest Payment Date, Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the relevant date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment Date, Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date, as the case may be, to the date of that payment on the next succeeding Business Day. The definition of "Business Day" in this Supplemental Indenture No. 4 and the provisions described in the preceding sentence shall supersede the definition of Business Day in the Original Indenture and Section 113 of the Original Indenture.

                  "Capital Lease" means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee.

                  "Cash Settlement" has the meaning provided in Section
         802(a)(2).

                  "CenterPoint Houston" means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, and any successor thereto; provided that at any given time, there shall not be more than one such successor.

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                  "CERC" means CenterPoint Energy Resources Corp., a Delaware corporation, and any successor thereto; provided that at any given time, there shall not be more than one such successor.

                  "Combined Settlement" has the meaning provided in Section 802(a)(3).

                  "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Company Credit Facility" means that certain Credit Agreement, dated as of October 7, 2003, among the Company, as borrower, the banks party thereto, Citibank, N.A., as syndication agent, Deutsche Bank AG, New York Branch, Credit Suisse First Boston and Bank of America, N.A., as co-documentation agents, and JPMorgan Chase Bank, as administration agent.

                  "Company Notice" has the meaning provided in Section 701 hereof.

                  "Company Notice Date" has the meaning provided in Section 701 hereof.

                  "Contingent Interest" has the meaning provided in Section 204(a) hereof.

                  "Continuing Director" means a director who either was a member of the Board of Directors on December 12, 2003 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Company's shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

                  "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion. The Trustee will initially act as Conversion Agent.

                  "Conversion Date" has the meaning provided in Section 802(a) hereof.

                  "Conversion Obligation" has the meaning provided in Section
         801.

                  "Conversion Price" means $1,000 divided by the Conversion
         Rate.

                  "Conversion Rate" has the meaning provided in Section 801 hereof.

                  "Conversion Retraction Period" has the meaning provided in
         Section 802(b)(4).

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                  "CPDI Regulations" has the meaning provided in Section 213 hereof.

                  "Distributed Assets or Securities" has the meaning provided in
         Section 806(c) hereof.

                  "Distribution Compliance Period" means the period which expires immediately after one year following the later of: (a) the commencement of the offering of the Notes to Persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S; and (b) the date of closing of the offering of the Notes.

                  "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

                  "ex-date" has the meaning provided in the definition of Spin-off Market Price.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following occurs: (a) the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States; (b) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity; (c) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or one or more of the Company's Subsidiaries); provided, however, that a transaction where the holders of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or (d) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either
         (i) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the Notes in effect immediately before the Fundamental Change or the public announcement thereof; or (ii) at least 90% of the consideration

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         (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Capital Stock traded on a national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares). For purposes of the foregoing, the term "Capital Stock" of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

                  "Fundamental Change Purchase Date" has the meaning provided in
         Section 501 hereof.

                  "Fundamental Change Purchase Notice" has the meaning provided in Section 503 hereof.

                  "Fundamental Change Purchase Price" has the meaning provided in Section 501 hereof.

                  "Global Notes" has the meaning provided in Section 208(a) hereof.

                  "Indebtedness," as applied to any Person, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by any such Person, in respect of: (i) obligations for money borrowed (other than unamortized debt discount or premium); (ii) obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) obligations as lessee under a Capital Lease; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in clause
         (i), (ii) or (iii) above. All indebtedness of such type secured by a lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, shall also for all purposes hereof be deemed to be indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes hereof be deemed to be indebtedness of any such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person.

                  "Initial Purchasers" means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, ABN AMRO Rothschild LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Commerzbank Aktiengesellschaft and Scotia Capital (USA) Inc., as

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         initial purchasers in the offering of the Notes pursuant to the
         Offering Memorandum dated December 12, 2003 relating thereto.

                  "Interest Payment Date" has the meaning provided in Section 204(a) hereof.

                  "Issue Date" has the meaning provided in Section 204(a) hereof.

                  "Last Reported Sale Price" of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" shall be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

                  "Market Price" means the average of the Last Reported Sale Prices of Common Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate pursuant to the provisions hereof.

                  "Maturity Date" has the meaning provided in Section 203 hereof.

                  "Non-U.S. Person" means persons other than "U.S. persons" as defined in Regulation S under the Securities Act.

                  "Notes" has the meaning provided in the second paragraph of the Recitals hereof.

                  "Original Indenture" has the meaning provided in the first paragraph of the Recitals hereof.

                  "Partial Cash Amount" has the meaning provided in Section 802(a)(3).

                  "Purchase Agreement" means that certain Purchase Agreement dated December 12, 2003 between the Company and the Initial Purchasers which provides for the sale by the Company to the Initial Purchasers of the Notes.

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                  "Purchase Date" has the meaning provided in Section 601(a)
         hereof.

                  "Purchase Notice" has the meaning provided in Section 601(a)(i) hereof.

                  "Purchase Price" has the meaning provided in paragraph 8 of the Notes.

                  "Qualified Institutional Buyer" has the meaning assigned to such term in Rule 144A under the Securities Act.

                  "Redemption Price" has the meaning provided in paragraph 6 of the Notes.

                  "Registrable Securities" has the meaning assigned to such term in the Registration Rights Agreement.

                  "Registration Default" has the meaning assigned to such term in the Registration Rights Agreement.

                  "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of December 17, 2003, between the Company and the Initial Purchasers.

                  "Regular Record Date" has the meaning provided in Section 204(a) hereof.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Resale Restriction Termination Date" has the meaning provided in Section 902(b).

                  "Restricted Common Stock Legend" means the legend labeled as such, substantially in the form set forth in Exhibit H hereof.

                  "Rights Plan" means that certain Rights Agreement dated January 1, 2002, between the Company and JPMorgan Chase Bank, as rights agent, as amended from time to time.

                  "Settlement Notice Period" has the meaning provided in Section 802(b)(3).

                  "Share Settlement" has the meaning provided in Section 802(a)(1).

                  "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement.

                  "Significant Subsidiary" means CERC, CenterPoint Houston and Texas Genco, and any other Subsidiary which, at the time of the creation of a pledge, mortgage, security interest or other lien upon any Equity Interests of such Subsidiary, has consolidated gross assets (having regard to the Company's beneficial interest in the shares, or the like, of that Subsidiary) that represents at least 25% of the Company's consolidated gross assets appearing in the Company's most recent audited consolidated financial statements.

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                  "Spin-off Market Price" per share of Common Stock of the
         Company or the Equity Interests in a subsidiary or other business unit of the Company on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the "ex date" with respect to the issuance or distribution requiring such computations. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the security trades regular way on the New York Stock Exchange or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution.

                  "Subsidiary" of any entity means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock or Equity Interests having ordinary voting power to elect a majority of the Board of Directors or comparable governing body of such corporation or other entity (irrespective of whether at the time capital stock of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership, joint venture or other entity, or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such entity, by such entity and one or more of its other Subsidiaries, or by one or more of such entity's other Subsidiaries.

                  "Texas Genco" means Texas Genco Holdings, Inc., a Texas corporation, and any successor thereto; provided that at any given time, there shall not be more than one such successor.

                  "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the Nasdaq National Market or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or another national security exchange is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, a Business Day.

                  "Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $10 million principal amount of Notes at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers the Company selects, provided that if: (i) at least three such bids are not obtained by the Bid Solicitation Agent, or (ii) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will equal (a) the then applicable Conversion Rate of the Notes multiplied by (b) the average of the Last Reported Sale Prices of Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event that would result in an adjustment of the Conversion Rate pursuant to the provisions hereof.

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                  "Transfer Restricted Securities" means the Registrable
         Securities under the Registration Rights Agreement.

                  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 4.

                  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 4.

                                   ARTICLE II

                            The Series of Securities

         Section 201 Title of the Securities. The Notes shall be designated as the "2.875% Convertible Senior Notes due 2024." The Notes shall be treated for all purposes under the Indenture as a single class or series of Securities.

         Section 202 Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount of $255,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding shall not exceed $255,000,000.

         Section 203 Stated Maturity. The stated maturity of the Notes shall be January 15, 2024 (the "Maturity Date"). The principal amount of the Notes shall be payable on the Maturity Date unless the Notes are earlier redeemed, purchased or converted in accordance with the terms of the Indenture.

         Section 204 Interest and Interest Rates.

         (a) The Notes shall bear interest at a rate of 2.875% per year, from December 17, 2003 (the "Issue Date") or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable semiannually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date"), beginning July 15, 2004 to the persons in whose names the Notes are registered at the close of business on January 1 and July 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. The Notes shall also provide for payment of contingent interest ("Contingent Interest") in certain circumstances as specified in paragraph 5 of the Notes.

         (b) Holders of Notes at the close of business on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount

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equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Notes; provided, however, that no such payment need be made if
(1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest (including overdue Contingent Interest, if any) exists at the time of conversion with respect to such Notes to the extent of such overdue interest. Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         (c) Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

         (d) The amount of interest, including Contingent Interest, if any, payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest, including Contingent Interest, if any, payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest, including Contingent Interest, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

         (e) If any principal of the Notes or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 6 of the Notes, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 8 of the Notes or upon the Maturity Date) or if interest (including Contingent Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 1 or paragraph 5 or 11 of the Note, then in each such case the overdue amount shall bear interest at the rate of 2.875% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

         (f) The interest rate borne by the Registrable Securities will be increased by .25% per annum upon the occurrence of each Registration Default, which rate will increase by an additional .25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof and will continue until all Registration Defaults have been cured ("Additional Amounts"); provided that the aggregate amount of any such increase in the interest

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rate on the Registrable Securities shall in no event exceed .50% per annum. All accrued Additional Amounts shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Amounts shall cease and the interest rate on the Registrable Securities will revert to 2.875% per annum.

         Section 205 Paying Agent and Conversion Agent; Place of Payment. The Trustee shall initially serve as the Paying Agent and Conversion Agent for the Notes. The Company may appoint and change any Paying Agent or Conversion Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Conversion Agent. The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee. At the option of the Company, except in the case of a Global Note, payment of interest may be made
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register

         Section 206 Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

         Section 207 Percentage of Principal Amount. The Notes shall be issued at 100% of their principal amount plus accrued interest, if any, from December 17, 2003.

         Section 208 Global Notes.

         (a) The Notes are being offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act or to Non-U.S. Persons in offshore transactions in reliance on Regulation S under the Securities Act and shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Global Notes").

         (b) Each of the Global Notes shall represent such of the Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the aggregate principal amount, of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note.

         (c) The Depository Trust Company shall initially serve as Depositary with respect to the Global Notes. Such Global Notes shall bear the legends set forth in the form of Note attached as Exhibit A hereto.

         Section 209 Form of Securities. The Global Notes shall be substantially in the form attached as Exhibit A hereto.

         Section 210 Securities Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.

         Section 211 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

         Section 212 Bid Solicitation Agent. The Trustee shall initially serve as the bid solicitation agent (the "Bid Solicitation Agent") for purposes of obtaining secondary market bid quotations for determining Trading Prices. The Company may change the Bid Solicitation Agent at any time; provided, however, the Bid Solicitation Agent shall not be an Affiliate of the Company. The Bid Solicitation Agent shall solicit bids from nationally recognized securities dealers that are believed by the Company to be willing to bid for the Notes.

         Section 213 Tax Treatment of Notes The Company agrees, and by purchasing a beneficial ownership interest in the Notes each Holder, and any person (including an entity) that acquires a direct or indirect beneficial interest in the Notes, will be deemed to have agreed (i) for United States federal income tax purposes to treat the Notes as Indebtedness of the Company that is subject to the Contingent Payment Debt Instrument regulations under Treas. Reg. Sec. 1.1275-4 (the "CPDI Regulations"), (ii) for all tax purposes to treat the Notes as Indebtedness of the Company, (iii) for purposes of the CPDI Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment,
(iv) to be bound by the Company's determination that the Notes are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount within the meaning of the CPDI Regulations with respect to the Notes, (v) to accrue original issue discount at the comparable yield as determined by the Company, and (vi) to be bound by the Company's projected payment schedule with respect to the Notes. The provisions of this Supplemental Indenture shall be interpreted to further this intention and agreement of the parties. By purchasing a beneficial ownership interest in the Notes, each Holder, and any person (including an entity) that acquires a direct or indirect beneficial interest in the Notes, will be deemed to have acknowledged that the comparable yield and the schedule of projected payments (i) are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Notes for United States federal income tax purposes and (ii) do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes. For purposes of the foregoing, the Company's determination of the "comparable yield" is 5.06% per annum, compounded semiannually. A Holder of Notes may obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule by telephoning the Company's Treasury Department at (713) 207-7019 or submitting a written request for such information to: CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, Attention: Treasurer.

         Section 214 Defeasance and Discharge; Covenant Defeasance.

         (a) Article Fourteen of the Original Indenture, including without limitation, Sections 1402 and 1403 (as modified by Section 214(b) hereof) thereof, shall apply to the Notes.

         (b) Notwithstanding Section 214(a), (i) the Company shall not be released from its obligations under Article VIII hereof, which obligations shall survive any defeasance and discharge under Section 1402 of the Original Indenture or covenant defeasance under Section 1403 of the Original Indenture, and (ii) the occurrence of any event specified in Section 501(4) of the Original Indenture with respect to Article VIII hereof shall be deemed to be or result in an Event of Default in accordance with the terms of Article Five of the Original Indenture.

         (c) Notwithstanding Section 1403 of the Original Indenture, the occurrence of any event specified in Section 1001(d)(i) hereof shall be deemed not to be or result in an Event of Default with respect to the Notes on and after the date the conditions set forth in Section 1404 of the Original Indenture with respect to such Notes are satisfied and such covenant defeasance remains in full force and effect pursuant to Article Fourteen of the Original Indenture.

                                   ARTICLE III

                               Additional Covenant

         Section 301 Limitations on Liens. The Company shall not pledge, mortgage, hypothecate, or grant a security interest in, or permit any such mortgage, pledge, security interest or other lien upon any Equity Interests now or hereafter owned by the Company in any Significant Subsidiary to secure any Indebtedness, without making effective provisions whereby the outstanding Notes shall be equally and ratably secured with or prior to any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this provision shall not apply to or prevent the creation or existence of:

         (a) any mortgage, pledge, security interest, lien or encumbrance upon the capital stock of Texas Genco to secure obligations under the Company Credit Facility or any extension, renewal, refunding, amendment or replacement thereof;

         (b) any mortgage, pledge, security interest, lien or encumbrance upon the Equity Interests of CenterPoint Energy Transition Bond Company, LLC or any other special purpose Subsidiary created on or after the date of this Supplemental Indenture by the Company in connection with the issuance of securitization bonds for the economic value of generation-related regulatory assets and stranded costs;

         (c) any mortgage, pledge, security interest, lien or encumbrance upon any Equity Interests in a Person which was not affiliated with the Company prior to one year before the grant of such mortgage, pledge, security interest, lien or encumbrance (or the Equity Interests of a holding company formed to acquire or hold such Equity Interests) created at the time of the Company's acquisition of the Equity Interests or within one year after such time to secure all or a portion of the purchase price for such Equity Interests; provided that the principal amount of any Indebtedness secured by such mortgage, pledge, security interest, lien or encumbrance does not exceed 100% of such purchase price and the fees, expenses and costs incurred in connection with such acquisition and acquisition financing;

         (d) any mortgage, pledge, security interest, lien or encumbrance existing upon Equity Interests in a Person which was not affiliated with the Company prior to one year before the grant of such mortgage, pledge, security interest, lien or encumbrance at the time of the Company's acquisition of such Equity Interests (whether or not the obligations secured thereby are assumed by the Company or such Subsidiary becomes a Significant Subsidiary); provided that (i) such mortgage, pledge, security interest, lien or encumbrance existed at the time such Person became a Significant Subsidiary and was not created in anticipation of the acquisition, and (ii) any such mortgage, pledge, security interest, lien or encumbrance does not by its terms secure any Indebtedness other than Indebtedness existing or committed immediately prior to the time such Person becomes a Significant Subsidiary;

         (e) liens for taxes, assessments or governmental charges or levies to the extent not past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which the Company has provided adequate reserves for the payment thereof in accordance with generally accepted accounting principles;

         (f) pledges or deposits in the ordinary course of business to secure obligations under workers' compensation laws or similar legislation;

         (g) materialmen's, mechanics', carriers', workers' and repairmen's liens imposed by law and other similar liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

         (h) attachment, judgment or other similar liens, which have not been effectively stayed, arising in connection with court proceedings; provided that such liens, in the aggregate, shall not secure judgments which exceed $50,000,000 aggregate principal amount at any one time outstanding; provided further that the execution or enforcement of each such lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

         (i) other liens not otherwise referred to in paragraphs (a) through (h) above, provided that the Indebtedness secured by such liens in the aggregate, shall not exceed 1% of the Company's consolidated gross assets appearing in the Company's most recent audited consolidated financial statements at any one time outstanding;

         (j) any mortgage, pledge, security interest, lien or encumbrance on the Equity Interests of any Subsidiary that was otherwise permitted under this Section 301 if such Subsidiary subsequently becomes a Significant Subsidiary; or

         (k) any extension, renewal or refunding of Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in paragraphs (a) through (j) above; provided that the principal amount of any such Indebtedness is not increased by an amount greater than the fees, expenses and costs incurred in connection with such extension, renewal or refunding.

                                   ARTICLE IV

                        Optional Redemption of the Notes

         Section 401 Right to Redeem; Notice to Trustee, Paying Agent and Holders. On or after January 15, 2007, the Company may, at its option, redeem the Notes in whole, or in part, at any time in accordance with the provisions of paragraph 6 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify in writing the Trustee, the Paying Agent and each Holder of Notes to be redeemed, as provided in Section 1104 of the Indenture and Section 404 hereof.

         Section 402 Fewer Than All Outstanding Notes to Be Redeemed. If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof. In the case that the Trustee shall select the Notes to be redeemed, the Trustee may effectuate such selection by lot, pro rata, or by any other method that the Trustee considers fair and appropriate. The Trustee will make such selection promptly following receipt of the notice of redemption from the Company provided pursuant to Section 404 hereof.

         Section 403 Selection of Notes to Be Redeemed. If any Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 403 shall affect the right of any Holder to convert any Notes pursuant to Article VIII hereof before the termination of the conversion right with respect thereto.

         Section 404 Notice of Redemption. In addition to those matters set forth in Section 1104 of the Indenture, a notice of redemption sent to Holders of Notes shall state:

         (a)      the then current Conversion Rate;

         (b)      the name and address of the Paying Agent and the Conversion
Agent;

         (c) that the Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date; and

         (d) that Holders who wish to convert Notes must comply with the procedures in paragraph 10 of the Notes.

         Section 405 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption

Price, except for Notes that are converted in accordance with the provisions of
Article VIII hereof and paragraph 10 of the Notes. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price as defined in paragraph 6 of the Notes.

         Section 406 Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Security Registrar for cancellation or have been converted. The Trustee and Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of
Article VIII hereof. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

                                    ARTICLE V

                       Purchase Upon a Fundamental Change

         Section 501 Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time prior to January 15, 2007, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Notes for cash on the date selected by the Company that is no later than 35 days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 704) (the "Fundamental Change Purchase Date"). The Notes shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Notes at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including Contingent Interest and Additional Amounts, if any, to the Fundamental Change Purchase Date. No Notes may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes).

         Section 502 Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee and the Paying Agent a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 701 hereof, on or before the 30th day after the occurrence of such Fundamental Change.

         Section 503 Exercise of Option. For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

         (a) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or, if not certificated, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures;

         (b) the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

         (c) that such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Supplemental Indenture.

         Section 504 Procedures. The Company shall purchase from a Holder, pursuant to Article V hereof, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         Any purchase by the Company contemplated pursuant to the provisions of
Article V hereof shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Notes.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by
Section 503 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 702.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

         On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Notes to be purchased pursuant to Article V hereof. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such Fundamental Change Purchase Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such

Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

         All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for redemption shall be determined by the Company, whose determination shall be final and binding.

                                   ARTICLE VI

                                Optional Purchase

         Section 601 Purchase of Notes by the Company at the Option of the Holder.

         (a) On each of January 15, 2007, January 15, 2012 and January 15, 2017 (each, a "Purchase Date"), Holders shall have the option to require the Company to purchase any Notes at the Purchase Price specified in paragraph 8 of the Notes, upon:

                  (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

                           (1) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

                           (2) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

                           (3) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Supplemental Indenture; and

                  (ii) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
         Section 601 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         (b) The Company shall purchase from a Holder, pursuant to the terms of this Section 601, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 601 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

         (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 601 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 702.

         (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (f) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 601. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Purchase Price of such Notes on the Business Day following the Purchase Date, then, on and after such Purchase Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes).

         (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

                                   ARTICLE VII

          Conditions and Procedures for Purchases at Option of Holders

         Section 701 Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

         (a) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest (including Contingent Interest and Additional Amounts, if any), if any, that will be payable with respect to the Notes on the applicable Purchase Date or Fundamental Change Purchase Date;

         (b) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

         (c)      the Purchase Date or Fundamental Change Purchase Date;

         (d) the last date on which a Holder may exercise its purchase right;

         (e)      the name and address of the Paying Agent and the Conversion
         Agent;

         (f) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

         (g) that Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

         (h) that the Purchase Price or Fundamental Change Purchase Price for any Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Notes;

         (i) the procedures the Holder must follow under Article V or VI hereof, as applicable, and Article VII hereof;

         (j)      briefly, the conversion rights of the Notes;

         (k) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including Contingent Interest and Additional Amounts, if any) will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

         (l)      the CUSIP or ISIN number of the Notes; and

         (m) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

         In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company may use at the time.

         At the Company's request, made at least three Business Days prior to the date upon which such notice is to be mailed (or such lesser period as agreed to by the Paying Agent), and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

         Section 702 Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 601 or Section 503, as applicable, the Holder of the Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of
(x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 601 or Section 503, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 601 or Section 503, as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

         (a) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

         (b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such Notes which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

         There shall be no purchase of any Notes pursuant to Article V or
Article VI hereof if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 703 Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased or redeemed.

         Section 704 Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Article V or Article VI hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article V or Article VI hereof to be exercised in the time and in the manner specified in Article V or Article VI hereof.

         Section 705 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 14 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 601(f) or 504, as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

                                  ARTICLE VIII

                               Conversion of Notes

         Section 801 Right to Convert. A Holder may convert its Notes for Common Stock at any time during which the conditions stated in paragraph 10 of the Notes are met. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the "Conversion Rate") shall be that set forth in paragraph 10 in the Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 78.0640 shares of Common Stock issuable upon conversion of $1,000 principal amount of Notes. Upon conversion of a Note pursuant to this Article VIII, the Company shall satisfy its obligations to deliver shares of Common Stock (or, as set forth in Section 802, cash or a combination of cash and shares of Common Stock), together with any cash payment for fractional shares, in accordance with this Article VIII (the "Conversion Obligation").

         A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

         Section 802 Conversion Procedures.

         (a) To convert Notes, a Holder must satisfy the requirements in this Section 802 and in paragraph 10 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, and subject to Section 802(b), the Company shall satisfy its Conversion Obligation upon conversion of a Note by delivering to the Holder, at the Company's election, either shares of Common Stock, cash or a combination of cash and shares of Common Stock as follows:

                  (1) If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock ("Share Settlement"), then the Company will deliver to such Holder a number of full shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted by such Holder divided by 1,000 multiplied by (ii) the Conversion Rate in effect on the Conversion Date, together with cash in lieu of any fractional shares determined pursuant to Section 803 based on the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date;

                  (2) If the Company elects to satisfy the entire Conversion Obligation in cash ("Cash Settlement"), then the Company will deliver to such Holder cash in an amount equal to the product of
         (i) (x) the aggregate principal amount of Notes to be converted by such Holder divided by 1,000 multiplied by (y) the Conversion Rate in effect on the Conversion Date, and (ii) the average of the Last Reported Sale Prices of Common Stock for the five Trading Day period commencing on the third Trading Day following the Conversion Date (the "Applicable Stock Price"); or

                  (3) If the Company elects to satisfy a portion of the Conversion Obligation in cash (the "Partial Cash Amount") and a portion in shares of Common Stock (together with the Partial Cash Amount, a "Combined Settlement"), then the Company will deliver to such Holder such Partial Cash Amount, plus a number of full shares of Common Stock equal to (i) the amount of the Cash Settlement determined pursuant to clause (2) above minus such Partial Cash Amount divided by (B) the Applicable Stock Price, together with cash in lieu of any fractional shares determined pursuant to Section 803 based on the Applicable Stock Price.

         (b) Upon receipt of the conversion notice from a Holder by the Company or the Conversion Agent:

                  (1) If such notice is received by the Conversion Agent, the Conversion Agent shall promptly notify the Company.

                  (2) If the Company elects to satisfy the Conversion Obligation by Share Settlement, then settlement in Common Stock will be made on or prior to the fifth Trading Day following the Conversion Date.

                  (3) If the Company elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company will notify the Trustee in writing, who shall promptly notify such Holder, of the dollar amount to be satisfied in cash at any time on or prior to the date that is two Business Days following the Conversion Date (the "Settlement Notice Period"). Share Settlement will apply automatically if the Company does not notify the Trustee during the Settlement Notice Period that the Company has chosen another settlement method.

                  (4) If the Company timely elects Cash Settlement or Combined Settlement, then such Holder may retract the conversion notice at any time during the two Business Day period beginning on the Business Day after the Settlement Notice Period (the "Conversion Retraction Period") by written notice to the Trustee. Such Holder cannot retract its conversion notice (and such conversion notice therefore will be irrevocable) if the Company has elected Share Settlement. If such Holder has not retracted the conversion notice during the Conversion Retraction Period, then Cash Settlement or Combined Settlement will occur, through the Conversion Agent, on or prior to the third Business Day following the determination of the Applicable Stock Price. If such Holder timely retracts its conversion notice, then such Holder shall be deemed to be a Holder of Notes as if a conversion notice had never been delivered by such Holder for such Notes.

         (c) In the event of Share Settlement or Combined Settlement, the Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and provided further that such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

         (d) No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in
Section 806 or as otherwise provided in this Indenture.

         (e) On conversion of Notes, that portion of the principal amount and accrued and unpaid interest, including Contingent Interest, if any, with respect to the converted portion of the Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock, cash or a combination thereof (together with the cash payment, if any, in lieu of fractional shares) in exchange for the portion of the Notes being converted pursuant to the provisions hereof. Notwithstanding the conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         (f) If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted. Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered. If the last day on which Notes may be converted is a legal holiday in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding day that is not a legal holiday.

         Section 803 Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date (or, in the case of Combined Settlement, the Applicable Stock Price) by the fractional amount and rounding the product to the nearest whole cent.

         Section 804 Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name or delivered to a Person other than the Holder. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name or to a Person other than the Holder until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name or delivered to a Person other than the Holder. Nothing herein shall preclude any withholding tax required by law.

         Section 805 Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

         All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         Section 806 Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:

         (a) In case the Company shall (i) pay a dividend, or make a distribution, exclusively in shares of its capital stock, on the Common Stock;
(ii) subdivide its outstanding Common Stock into a greater number of shares;
(iii) combine its outstanding Common Stock into a smaller number of shares; or
(iv) reclassify its Common Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 806(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 806(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Company's Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Company shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common
Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock any assets, debt securities or rights or warrants to purchase any of its securities (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 806(a) or 806(b) hereof, (ii) any dividend or distribution paid exclusively in cash, and
(iii) all distributions of common stock of Reliant Resources, Inc., a Delaware corporation, or of Texas Genco made by the Company prior to the date of this Supplemental Indenture) (any of the foregoing hereinafter in this Section 806(c) called the "Distributed Assets or Securities") in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 806(c) has been made, exceeds 15% of the Market Price on the Trading Day immediately preceding the declaration of such distribution, then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date mentioned below by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution, and (B) the denominator shall be (1) the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution less (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, however, that, if
(i) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the

Common Stock on the record date for the determination of shareholders entitled to receive such distribution or (ii) the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution is greater than the Fair Market Value per share of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets or Securities the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

         (d) In case the Company shall make any distributions, by dividend or otherwise, during any quarterly fiscal periods consisting exclusively of cash to all holders of outstanding shares of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made to holders of outstanding shares of Common Stock during such quarterly fiscal period, and (ii) any cash and the Fair Market Value, as of the expiration of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) of consideration payable in respect of any tender or exchange offer by the Company or any of the Company's Subsidiaries for all or any portion of shares of Common Stock concluded during such quarterly fiscal period, exceed the product of $0.10 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock) multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution and (B) the denominator shall be (1) the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution plus (2) $0.10 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) less (3) an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (i), (ii) and (iii) above during such quarterly fiscal period and (y) the number of shares of Common Stock outstanding on such record date, such adjustment to become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (e) With respect to Section 806(c) above, in the event that the Company makes any distribution to all holders of Common Stock consisting of Equity Interests in a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be (x) the Spin-off Market Price per share of the Common Stock on such record date plus (y) the Spin-off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date and (ii) the denominator shall be the Spin-off Market Price per share of the Common Stock on such record date, such adjustment to become effective 10 Trading Days after the effective date of such distribution of Equity Interests in a Subsidiary or other business unit of the Company.

         (f) Upon conversion of the Notes, the Holders shall receive, with respect to any Common Stock issued upon such conversion, the rights issued under the Rights Plan or under any future shareholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the Holders of Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 806 shall be made in connection with such shareholder rights plans.

         (g) For purposes of this Section 806, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (h) Notwithstanding the foregoing, in no event shall the Conversion Rate exceed the maximum conversion rate specified under this Section 806(h) (the "Maximum Conversion Rate") as a result of an adjustment pursuant to
Section 806(c) and Section 806(d) hereof. The Maximum Conversion Rate shall initially be 109.2896 and shall be appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock. The Maximum Conversion Rate shall not apply to any adjustments made pursuant to any of the events in Section 806(a) or Section 806(b) hereof.

         Section 807 Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this
Article VIII, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Article VII, Section 806 and this Section 807 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

         Section 808 When No Adjustment Required. No adjustment to the Conversion Rate or the ability of a Holder to convert a Note shall be made if such Holder will otherwise participate in the distribution without conversion. In addition, no adjustment to the Conversion Rate need be made:

         (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

         (b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

         (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (b) above and outstanding as of the date of this Supplemental Indenture;

         (d)      for a change in the par value of the Common Stock; or

         (e) for accrued and unpaid interest (including Contingent Interest or Additional Amount, if any).

         To the extent the Notes become convertible into cash, assets, or property (other than capital stock of the Company or securities to which Section 812 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

         Section 809 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The notice shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof.

         Section 810 Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 806, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

         Section 811 Notice to Holders Prior to Certain Actions. In case:

         (a) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 806;

         (b) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

         (c) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

         Section 812 Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a reclassification, subdivision or combination subject to Section 806(a)); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a Supplemental Indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such Supplemental Indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 812.

         The Company shall cause notice of the execution of such Supplemental Indenture to be mailed to each Holder, at its address appearing on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such Supplemental Indenture.

         The above provisions of this Section shall similarly apply to successive such reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

         If this Section 812 applies to any event or occurrence, Section 806 shall not apply.

         Section 813 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Five of the Original Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any Supplemental Indenture entered into pursuant to Article VIII hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 812 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Five of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 814 Simultaneous Adjustments. In the event that Section 806 requires adjustments to the Conversion Rate under more than one of Sections 806(a), (b), (c) or (d), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 806(c), second, the provisions of Section 806(a) and third, the provisions of Section 806(b); provided, however, that nothing in this Section 814 shall be done to evade the principle set forth in Section

806(h) hereof that the Maximum Conversion Rate shall not apply to any adjustments made with respect to any of the events in Section 806(a) or Section 806(b) hereof.

         Section 815 Successive Adjustments. After an adjustment to the Conversion Rate under Section 806, any subsequent event requiring an adjustment under Section 806 shall cause an adjustment to the Conversion Rate as so adjusted.

         Section 816 General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Article VIII hereof, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Article VIII hereof and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                                   ARTICLE IX

                            Restrictions on Transfer

         Section 901 Transfer and Exchange.

         (a) Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 305 of the Original Indenture, Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange pursuant to Section 305 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

                  (i) if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                  (ii) if such Transfer Restricted Securities are being transferred (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or
         (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                  (iii) if such Transfer Restricted Securities are being transferred to a Non-U.S. Person pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such transferor (in substantially the form of Exhibits B and C hereto); or

                  (iv) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

         (b)      Transfer and Exchange of the Notes.

                  (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Original Indenture and Article IX hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

                  (ii) The transfer and exchange of Global Notes or beneficial interests therein for certificated notes (or vice versa) shall be effected through the Trustee and the Depositary, as the case may be, in accordance with Section 305 of the Original Indenture and
         Article IX hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

         Section 902 Legends.

         (a) Except as permitted by Section 902(b) hereof, each certificate evidencing the Global Notes or certificated notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

              THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
              SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

              THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
              ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904

              UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
              (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. [IF CERTIFICATED: IN ADDITION, WITH RESPECT TO ANY TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (A)(V) ABOVE), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.]

              THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

              THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 17, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

              THE HOLDER OF THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A RIGHTS AGREEMENT, DATED AS OF JANUARY 1, 2002, BETWEEN THE COMPANY AND JPMORGAN CHASE BANK, AS RIGHTS AGENT.

Each certificate evidencing the Global Notes also shall bear the legend specified for Global Notes in the form of Note attached hereto as Exhibit A.

         (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, or after the date that is two years (or such shorter period of time as permitted by Rule 144(k) of the Securities Act) after the later of the original issue date of such Transfer Restricted Security and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Transfer Restricted Security (or any predecessor of such

Transfer Restricted Security) or such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date"), in each case which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

                  (i) in the case of any Transfer Restricted Security represented by a certificated note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated note that does not bear the legend set forth in Section 902(a) hereof and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (ii) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 902(a) hereof if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act or otherwise satisfy the holding period set forth above.

         Section 903 Registration Rights Agreement. The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of Additional Amounts.

         Section 904 Restriction on Common Stock Issuable Upon Conversion.

         (a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 904(c).

         (b) If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit I as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act of 1933 and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act of 1933. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

         Section 905 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                                    ARTICLE X

                        Remedies; Modification and Waiver

         Section 1001 Additional Events of Default; Acceleration of Maturity.

         (a) Solely with respect to the Notes issued hereby, Section 501(1) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:

                  "(1) default in the payment of any interest upon any Security of that series, including Contingent Interest and Additional Amounts, if any, when it becomes due and payable, and continuance of such default for a period of 30 days;"

         (b) Solely with respect to the Notes issued hereby, Section 501(5) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:

                           "(5) the entry by a court having jurisdiction in the
                  premises of (A) a decree or order for relief in respect of the Company, CERC or CenterPoint Houston in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, CERC or CenterPoint Houston a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, CERC or CenterPoint Houston under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, CERC or CenterPoint Houston or of any substantial part of its respective property, or ordering the winding up or liquidation of its respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; provided that any specified event in (A) or (B) involving CERC or CenterPoint Houston shall not constitute an Event of Default if, at the time such event occurs, CERC or CenterPoint Houston, as the case may be, shall no longer be an Affiliate of the Company; or"

         (c) Solely with respect to the Notes issued hereby, Section 501(6) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:

                           "(6) the commencement by the Company, CERC or
                  CenterPoint Houston of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company, CERC or CenterPoint Houston in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, CERC or CenterPoint Houston or of any substantial part of its respective property, or the making by any of them of an assignment of a substantial part of its respective property for the benefit of creditors, or the admission by any of them in writing of the inability of any of the Company, CERC or CenterPoint Houston to pay its respective debts generally as they become due, or the taking of corporate action by the Company, CERC or CenterPoint Houston in furtherance of any such action; provided that any such specified event involving CERC or CenterPoint Houston shall not constitute an Event of Default if, at the time such event occurs, CERC or CenterPoint Houston, as the case may be, shall no longer be an Affiliate of the Company; or"

         (d) Solely with respect to the Notes issued hereby, and pursuant to Section 501(7) of the Original Indenture, the following shall each constitute an "Event of Default" in addition to the other events set forth in Section 501 of the Original Indenture:

                           (i) The default by the Company, CERC or CenterPoint
                  Houston in a scheduled payment at maturity, upon redemption or otherwise, in the aggregate principal amount of $50 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Company, CERC or CenterPoint Houston in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Company in accordance with the terms of the Indebtedness; provided that such payment default or acceleration of CERC or CenterPoint Houston shall not to be an Event of Default if, at the time such event occurs, CERC or CenterPoint Houston, as the case may be, shall not be an Affiliate of the Company;

                           (ii) The Company defaults in its obligation to redeem
                  the Notes after exercising its redemption option pursuant to
                  Article IV hereof;

                           (iii) The Company defaults in its Conversion
                  Obligations upon exercise of a Holder's conversion right in accordance with the terms of the Notes and Article VIII hereof; and

                           (iv) The Company defaults in its obligation to
                  purchase Notes upon the occurrence of a Fundamental Change or the exercise by a Holder of its option to require the Company to repurchase such Holder's Notes in accordance with the terms of Article V or Article VI hereof, as applicable.

         Section 1002 Modification and Waiver. In addition to those matters set forth in Section 902 of the Original Indenture (including the terms and conditions of the Notes set forth herein), with respect to the Notes, no amendment or Supplemental Indenture shall without the consent of the Holder of each Note affected thereby:

         (a) Reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Notes;

         (b) Change the terms applicable to redemption or purchase of the Notes in a manner adverse to the Holder;

         (c) Alter the manner of calculation or rate of Contingent Interest or Additional Amounts payable on any Note or extend the time for payment of any such amount.

In addition, with respect to the Notes, notwithstanding Sections 513 and 1006 of the Original Indenture, approval of the Holders of each outstanding Note shall be required to:

         (a) Waive any default by the Company in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Notes; or

         (b)      Waive any default which constitutes a failure to convert any
         Note in accordance with its terms and the terms of Article VIII hereof.

The reference to "interest" in Section 513(1) of the Original Indenture shall include Contingent Interest and Additional Amounts, if any.

                                   ARTICLE XI

                            Miscellaneous Provisions

         Section 1101 The Indenture, as supplemented and amended by this Supplemental Indenture No. 4, is in all respects hereby adopted, ratified and confirmed.

         Section 1102 This Supplemental Indenture No. 4 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 1103 THIS SUPPLEMENTAL INDENTURE NO. 4 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 1104 If any provision in this Supplemental Indenture No. 4 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

         Section 1105 In case any provision in this Supplemental Indenture No. 4 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed, as of the day and year first written above.

                                            CENTERPOINT ENERGY, INC.

                                            By: /s/ GARY L. WHITLOCK
                                               --------------------------------
                                            Name:   Gary L. Whitlock
                                            Title:  Executive Vice President
                                                    and Chief Financial Officer
Attest:

   /s/ RICHARD B. DAUPHIN
--------------------------------
Name:  Richard B. Dauphin
Title: Assistant Corporate
       Secretary

(SEAL)

                                            JPMORGAN CHASE BANK, as Trustee

                                            By: /s/ CAROL LOGAN
                                               --------------------------------
                                            Name:   Carol Logan
                                            Title:  Vice President and
                                                    Trust Officer

(SEAL)

                                    Exhibit A

                             [FORM OF FACE OF NOTE]

 [IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to CenterPoint Energy, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            CENTERPOINT ENERGY, INC.

                    2.875% Convertible Senior Notes due 2024

No. __________                                                     $__________ *
                                                              CUSIP No. ________

         CENTERPOINT ENERGY, INC., a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ Dollars* on January 15, 2024. This Note shall bear interest as specified on the other side of this Note. This
Note is convertible and is subject to redemption at the option of the Company and to purchase by the Company at the option of the Holder as specified on the other side of this Note.

-----------

         * REFERENCE IS MADE TO SCHEDULE A ATTACHED HERETO WITH RESPECT TO DECREASES AND INCREASES IN THE AGGREGATE PRINCIPAL AMOUNT OF NOTES EVIDENCED BY THIS CERTIFICATE.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
              SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

              THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
              ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. [IF CERTIFICATED: IN ADDITION, WITH RESPECT TO ANY TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (A)(V) ABOVE), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.]

              THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

              THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 17, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

              THE HOLDER OF THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A RIGHTS AGREEMENT, DATED AS OF JANUARY 1, 2002, BETWEEN THE COMPANY AND JPMORGAN CHASE BANK, AS RIGHTS AGENT.

              FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO
              SECTION 213 OF THE SUPPLEMENTAL INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND, FOR PURPOSES OF THE CPDI REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE NOTES AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THE NOTES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 5.06% PER ANNUM, COMPOUNDED SEMIANNUALLY. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND

                  PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY'S TREASURY DEPARTMENT AT (713) 207-7019 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: CENTERPOINT ENERGY, INC., 1111 LOUISIANA, HOUSTON, TEXAS 77002, ATTENTION:
                  TREASURER.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ________________________             CENTERPOINT ENERGY, INC.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________
(SEAL)

Attest:

______________________________________
Name:
Title:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            JPMORGAN CHASE BANK,
                                            As Trustee

Date of Authentication: ______________

                                            By: ________________________________
                                                     Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                            CENTERPOINT ENERGY, INC.

                    2.875% CONVERTIBLE SENIOR NOTES DUE 2024

1.       INTEREST

         This Note shall bear interest at a rate of 2.875% per year on the principal hereof, from December 17, 2003 or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable semiannually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date"), beginning July 15, 2004 to the persons in whose names the Notes are registered at the close of business on January 1 and July 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. This Note shall also bear Contingent Interest in certain circumstances as specified in paragraph 5 below. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

         Holders of Notes at the close of business on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest (including overdue Contingent Interest, if any) exists at the time of conversion with respect to such Notes to the extent of such overdue interest. Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         If the principal hereof or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 8 hereof or upon the Maturity Date of this Note) or if interest (including Contingent Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with this paragraph or paragraph 5 or 11 hereof, then in each such case the overdue amount shall bear interest at the rate of 2.875% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.       METHOD OF PAYMENT

         Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

3.       PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR

         Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

4.       INDENTURE

         This Note is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of May 19, 2003 (the "Original Indenture"), as supplemented by Supplemental Indenture No. 4 thereto, dated as of December 17, 2003 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes.

         The Notes are general unsecured obligations of the Company limited to $255,000,000 aggregate principal amount.

5.       CONTINGENT INTEREST

         The Company will pay Contingent Interest to the Holders of the Notes in respect of any six-month interest period from and including January 15 to and including July 14 or from and including July 15 to and including January 14 commencing on or after January 15, 2007 for which the average Trading Price of a Note for the applicable five Trading Day reference period equals or exceeds 120% of $1,000 per $1,000 principal amount of Notes as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month interest period. For any six-month interest period in respect of which Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Notes shall equal 0.25% of the average Trading Price per $1,000 principal amount of Notes during the applicable five Trading Day reference period.

         The record dates and payment dates for Contingent Interest, if any, will be the same as the Regular Record Date and Interest Payment Dates for the semi-annual interest payments on the Notes.

         Upon determination that Holders will be entitled to receive Contingent Interest which may become payable, the Company shall notify the Holders. In connection with providing such notice, the Company will issue a press release and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company may use at the time.

6.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Notes. The Notes are redeemable for cash in whole, or in part, at any time on or after January 15, 2007 at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to the Redemption Date.

7.       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest (including Contingent Interest and Additional Amounts, if any), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

         (a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on January 15, 2007, January 15, 2012 and January 15, 2017 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash.

         Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

         (b) If a Fundamental Change shall occur at any time prior to January 15, 2007, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the date selected by the Company that is no later than 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash, as set forth in the Indenture.

         (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

         (d) If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including Contingent Interest and Additional Amounts, if any) shall cease to accrue on such Notes (or portions thereof) on and after such Purchase Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note).

9.       RANKING

         The Notes shall be unsecured and shall rank equally in right of payment with all of the Company's other existing and future unsecured and unsubordinated Indebtedness.

10.      CONVERSION

         Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock on or before the close of business on January 15, 2024 during the periods and upon satisfaction of at least one of the conditions set forth below:

         (a) in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

         (b) during any period in which both (A) the credit rating assigned to the Notes by Moody's Investors Service, Inc. is lower than Ba2 and (B) the credit rating assigned to the Notes by Standard & Poor's Rating Services is lower than BB;

         (c) during any period in which the Notes no longer are assigned credit ratings by at least one of Moody's Investors Services, Inc. and Standard & Poor's Ratings Services or their successors;

         (d) in the event that the Company calls the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; or

         (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

         (f) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or
(ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex date or the Company's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Articles V or VI of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 78.0640 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.

         Holders of Notes at the close of business on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period, or (3) any overdue interest (including overdue Contingent Interest, if any) exists at the time of conversion with respect to such Notes to the extent of such overdue interest. Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         To convert the Notes a Holder must (1) complete and manually sign the conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

         As soon as practicable after the Conversion Date, the Company shall satisfy its Conversion Obligations upon conversion of a Note by delivering to the Holder, at the Company's election, either shares of Common Stock, cash or a combination of cash and shares of Common Stock. If the Company elects to satisfy the entire Conversion Obligation by Share Settlement, then the Company will deliver to the Holder a number of full shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted by the Holder divided by 1,000 multiplied by (ii) the Conversion Rate in effect on the Conversion Date, together with cash in lieu of any fractional shares. If the Company elects to satisfy the entire Conversion Obligation by Cash Settlement, then the Company will deliver to the Holder cash in an amount equal to the product of (i) (x) the aggregate principal amount of Notes to be converted by the Holder divided by 1,000 multiplied by (y) the Conversion Rate in effect on the Conversion Date, and (ii) the Applicable Stock Price. If the Company elects to satisfy the Conversion Obligation by Combined Settlement, then the Company will deliver to the Holder the Partial Cash Amount, plus a number of full shares of Common Stock equal to (i) the amount of the Cash Settlement determined pursuant to the immediately preceding sentence minus such Partial Cash Amount divided by (B) the Applicable Stock Price, together with cash in lieu of any fractional shares.

         Upon receipt of a conversion notice from a Holder, (1) if the Company elects to satisfy the Conversion Obligation by Share Settlement, then settlement in Common Stock will be made on or prior to the fifth Trading Day following the Conversion Date; or (2) if the Company elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company will notify the Trustee in writing, who shall promptly notify such Holder, of the dollar amount to be satisfied in cash at any time during the Settlement Notice Period. Share Settlement will apply automatically if the Company does not notify the Trustee during the Settlement Notice Period that the Company has chosen another settlement method.

         If the Company timely elects Cash Settlement or Combined Settlement, then the Holder may retract the conversion notice at any time during the Conversion Retraction Period by written notice to the Trustee. The Holder cannot retract its conversion notice (and such conversion notice therefore will be irrevocable) if the Company has elected Share Settlement. If the Holder has not retracted the conversion notice during the Conversion Retraction Period, then Cash Settlement or Combined Settlement will occur, through the Conversion Agent, on or prior to the third Business Day following the determination of the Applicable Stock Price. If the Holder timely retracts its conversion notice, then that Holder shall be deemed to be a Holder of Notes as if a conversion notice had never been delivered by that Holder for such Notes

         A Holder may convert a portion of the Notes only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Notes, that portion of the principal amount and accrued and unpaid interest, including Contingent Interest, if any, with respect to the converted portion of the Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock, cash or a combination thereof (together with the cash payment, if any, in lieu of fractional shares) in exchange for the portion of the Notes being converted pursuant to the provisions hereof. Notwithstanding the conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

11.      DEFAULTED INTEREST

         Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 204 of the Supplemental Indenture.

12.      DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form, without coupons, in denominations of $1,000 principal amount and multiples of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. In the event of any redemption or purchase in part, the Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) for a period of 15 days before the mailing of a Redemption Notice, Purchase Notice or Fundamental Change Purchase Notice.

13.      PERSONS DEEMED OWNERS

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

14.      UNCLAIMED MONEY OR PROPERTY

         The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 901 of the Original Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

16.      DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare the principal amount and any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any), of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

         Events of Default in respect of the Notes are set forth in Section 1001 of the Supplemental Indenture and Section 501 of the Original Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from

Holders notice of any continuing default (except a default in payment on any Notes) if it determines that withholding notice is in their interests.

17.      CONSOLIDATION, MERGER, AND SALE OF ASSETS

         In the event of a consolidation or merger, or a conveyance, transfer or lease of all or substantially all of Company's property or assets, as described in Article Eight of the Original Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company's rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Notes.

18.      TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

         The Trustee, Paying Agent, Conversion Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

19.      CALCULATIONS IN RESPECT OF THE NOTES

         The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the market prices for the Common Stock, accrued interest payable on the Notes and Conversion Price of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

20.      NO RECOURSE AGAINST OTHERS

         A director, officer or employee, as such, of the Company or any Subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

21.      AUTHENTICATION

         This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee's Certificate of Authentication on the other side of this Note.

22.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23.      GOVERNING LAW

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

                                                                      SCHEDULE A

                             SCHEDULE OF ADJUSTMENTS

                  The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is _______________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

                                                                       Aggregate Principal
                 Decrease in Aggregate     Increase in Aggregate       Amount of Securities       Notation by
 Date of          Principal Amount of       Principal Amount of        Remaining After Such         Security
Adjustment             Securities                Securities            Decrease or Increase        Registrar
----------             ----------                ----------            --------------------        ---------

                                                                       Exhibit B

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 2.875% Convertible Senior Notes due 2024 of CenterPoint Energy Inc. (the "Company")

         This Certificate relates to $_____ principal amount of Notes held in *______ book-entry or *______ definitive form by _____________________ (the
"Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of May 19, 2003 (as amended or supplemented to date, the "Indenture"), between the Company and JPMorgan Chase Bank, (the "Trustee") relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         [ ]    Such Note is being acquired for the Transferor's own account without transfer.

         [ ]    Such Note is being transferred (i) to the Company, (ii) to a
"qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in a transaction meeting the requirements of Rule 144A under the Securities Act or (iii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (iii), together with a certification in substantially the form of Exhibit C to Supplemental Indenture No. 4 to the Indenture).

         [ ]    Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act.

         [ ]    Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

------------------
         *        FILL IN BLANK OR CHECK APPROPRIATE BOX, AS APPLICABLE.

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            [INSERT NAME OF TRANSFEROR]

                                            By: ________________________________
                                            Name:
                                            Title:
                                            Address:

Date: __________________________

                                                                       Exhibit C

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                            ____________________, ______________

JPMorgan Chase Bank, as Security Registrar
600 Travis, Suite 1150
Houston, Texas 77002
Attention: Institutional Trust Services

Ladies and Gentlemen:

                  In connection with our proposed sale of certain 2.875% Convertible Senior Notes due 2024 (the "Notes"), of CenterPoint Energy, Inc. (the "Company"), we represent that:

                  (i) the offer or sale of the Notes was made in an "offshore transaction";

                  (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable;

                  (iv) if this transfer of the Note is being made prior to the expiration of the one-year Distribution Compliance Period, such interest that is being transferred is held immediately thereafter through the Euroclear System or Clearstream Banking, societe anonyme; and

                  (v) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                            Very truly yours,

                                            Name of Transferor:

                                            By: ________________________________
                                                Name:
                                                Title:
                                                Address:

                                                                       Exhibit D

                            FORM OF CONVERSION NOTICE

To: CenterPoint Energy, Inc.

         The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of CenterPoint Energy, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         Except as provided in the Indenture, this notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:
                                               _________________________________

                                               _________________________________
                                                          Signature(s)

                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.

                                            ____________________________________
                                                    Signature Guarantee

Fill in for registration of shares if
to be delivered, and Notes if to be
issued other than to and in the
name of registered holder:

_______________________________             Principal Amount to be converted (if
(Name)                                      less than all):

_______________________________             $___________,000
(Street Address)
                                            Social Security or Other Taxpayer
_______________________________             Number
(City, state and zip code)


Please print name and address

                                                                       Exhibit E

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: CenterPoint Energy, Inc.

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from CenterPoint Energy, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check of the Company, in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                                        __________________________________
                                                         Signature(s)

                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Notes are to be delivered, other than to or in the name of the registered holder.

                                              __________________________________
                                                      Signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

(Name)

__________________________________
(Street Address)

__________________________________
(City, state and zip code)

Please print name and address


                                            Principal Amount to be purchased (if
                                            less than all): $__________,000

                                            Social Security or Other Taxpayer
                                            Number

                                                                       Exhibit F

                             FORM OF PURCHASE NOTICE

To: CenterPoint Energy, Inc.

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from CenterPoint Energy, Inc. (the "Company") as to the holder's option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check of the Company in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                                      ____________________________________
                                                        Signature(s)

                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if Notes are to be delivered, other than to or in the name of the registered holder.

                                            ____________________________________
                                                     Signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

(Name)

____________________________________
(Street Address)

____________________________________
(City, state and zip code)

Please print name and address

                                            Principal Amount to be purchased (if
                                            less than all): $__________,000

                                            Social Security or Other Taxpayer
                                            Number

                                                                       Exhibit G

                                 ASSIGNMENT FORM

         For value received ___________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:                                      ____________________________________
                                                       Signature(s)

                                    Signature(s) must be guaranteed by a
                                    commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.

                                            ____________________________________
                                                     Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                       Exhibit H

                     FORM OF RESTRICTED COMMON STOCK LEGEND

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ADDITION, WITH RESPECT TO ANY TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE
         (A)(V) ABOVE), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.

         THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 17, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A RIGHTS AGREEMENT, DATED AS OF JANUARY 1, 2002, BETWEEN THE COMPANY AND JPMORGAN CHASE BANK, AS RIGHTS AGENT.

                                                                       Exhibit I

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

      (Transfers pursuant to Section 904(b) of the Supplemental Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

                  Re: CenterPoint Energy, Inc. 2.875% Convertible Senior Notes Due 2024 (the "Notes")

                  Reference is hereby made to the Indenture, dated as of May 19, 2003, as supplemented by Supplemental Indenture No. 4 thereto, dated as of December 17, 2003, between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

                  In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

                  CHECK ONE BOX BELOW

                  (1)      [ ]      to the Company;

                  (2)      [ ]      to a "qualified institutional buyer" (as
                                    defined in Rule 144A under the Securities
                                    Act of 1933) in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933;

                  (3)      [ ]      pursuant to and in compliance with
                                    Regulation S under the Securities Act of
                                    1933 in offshore transactions to non-U.S.
                                    persons;

                  (4)      [ ]      pursuant to an exemption from registration
                                    under the Securities Act of 1933 provided by Rule 144 thereunder; or

                  (5)      [ ]      pursuant to an effective registration
                                    statement under the Securities Act of 1933.

                  Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, by delivery to the transfer agent of a standing letter of instruction, to confirm

                                                                       Exhibit I

that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                             [Name of Transferor],

                                             By
                                                 Name:
                                                 Title:

Dated:

                                       I-2